Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Leon O. Moulder, Jr., William F. Spengler, and Richard J. Rodgers, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statements (Nos. 2-80845, 2-92340, 33-13785, 33-22294, 33-23098, 33-23099, 33-32754, 33-42341, 33-65026, 33-65032, 33-79024, 33-94654, 333-38453, 333-57691, 333-36658, 333-92458, 333-103970, 333-110083, 333-119105, 333-124627, 333-132866, and 333-134072) on Form S-8 and the Registration Statements (Nos. 333-09681, 333-42140, 333-50542, 333-58930, 333-73206, 333-101745, 333-106179, 333-107752, 333-108369, 333-114325 and 333-130052) on Form S-3 of MGI PHARMA, INC., or any other Registration Statements on Form S-8 or Form S-3, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 28th day of January 2008.

Signature	Title

/s/ Leon O. Moulder, Jr.	President and Chief Executive Officer
Leon O. Moulder, Jr.	(principal executive officer)

/s/ William F. Spengler	Executive Vice President and Chief Financial Officer
William F. Spengler	(principal financial officer)

/s/ Richard J. Rodgers	Senior Vice President and Controller
Richard J. Rodgers	(principal accounting officer)

/s/ Alexander Scott	Director
Alexander Scott

/s/ Lonnel Coats	Director
Lonnel Coats

/s/ Hajime Shimizu	Director
Hajime Shimizu